Exhibit 3.1

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AIXCRYPTO HOLDINGS, INC.", CHANGING ITS NAME FROM "AIXCRYPTO HOLDINGS, INC." TO "FF EAI ROBOTICS ECOSYSTEM INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2026, AT 10:34 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTIETH DAY OF SEPTEMBER, A.D. 2026 AT 12:01 O'CLOCK A.M.

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

4601026 8100
SR# 20264538523

Authentication: 205265922
Date: 09-29-26

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AIXCRYPTO HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

AIxCrypto Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

1. Article I of the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is FF EAI Robotics Ecosystem Inc.

2. At a meeting duly held on September 23, 2026, the Special Committee of the Board of Directors of the Corporation unanimously approved a recommendation to the Board of Directors in favor of the name change reflected in the foregoing amendment. The foregoing amendment was duly adopted by the Board of Directors of the Corporation in accordance with Section 242 of the DGCL. Pursuant to Section 242(d)(1)(A) of the DGCL, no meeting or vote of the stockholders of the Corporation was required to adopt the amendment.

3. This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on September 30, 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on September 29, 2026.

AIXCRYPTO HOLDINGS, INC.

Signed by:

By: Jie Sheng

8D2BFC64187648A...

Name: Jie Sheng

Title: President / CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:34 AM 09/29/2026
FILED 10:34 AM 09/29/2026
SR 20264538523 - File Number 4601026